UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 9, 2006

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number:   (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On November 15, 2006, we completed the issuance and sale of 1,500,000 shares of our common stock lent under the share lending agreement referred to below and sold pursuant to an underwriting agreement, dated November 9, 2006, with Citigroup Global Markets Inc. (“Citigroup”). Under the terms of the underwriting agreement, we issued to Citigroup Global Markets Limited (“CGML”) 1,500,000 shares of our common stock in exchange for payment of a loan fee, and Citigroup, upon such issuance to CGML, agreed to take delivery of our common stock from CGML. Our common stock will be used by CGML or its affiliates to facilitate hedging transactions undertaken by purchasers of our 7.25% Series A Cumulative Convertible Perpetual Preferred Stock, which we sold in a concurrent private placement. We did not receive any proceeds of the sale of our common stock.

The offering was made pursuant to our effective shelf registration statement on Form S-3 [Registration No. 333-134806] (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”). The offering of the shares of our common stock was made by means of a prospectus supplement and accompanying prospectus, copies of which can be obtained from Citigroup Corporate and Investment Banking, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 (tel: 718-765-6732; fax: 718-765-6734). The prospectus supplement and accompanying prospectus has been filed with the SEC.

The underwriting agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the underwriting agreement is qualified in its entirety by reference to such exhibit. This report also incorporates by reference the underwriting agreement into the Registration Statement.

Share Lending Agreement

On November 9, 2006, we entered into a 5-year share lending agreement with Citigroup, as agent for CGML, as borrower. Under this agreement, we have agreed to loan to CGML 1,500,000 shares of our common stock on the date of issuance of our 7.25% Series A Cumulative Convertible Perpetual Preferred Stock. We will receive a loan fee of $0.01 per share for each share that we loan to CGML, payable at the time such share is borrowed.

Share loans under the agreement will terminate and the borrowed shares (or an equivalent number of other shares of our common stock) must be returned to us:

•	if and when CGML in its discretion terminates all or any portion of a loan at any time;

•
if and when we terminate any or all of the outstanding loans upon a default by CGML under the share lending agreement, including a breach by CGML of any of its representations and warranties, covenants or agreements under such agreement or the bankruptcy of CGML; or

•
on November 20, 2011, the termination date for the share lending agreement or, sooner, if and when all of the Series A preferred stock have been converted, repaid, redeemed or are otherwise no longer outstanding.

Any shares that we loan to CGML will be issued and outstanding for corporate law purposes, and accordingly, the holders of the borrowed shares will have all of the rights of a holder of our outstanding shares, including the right to vote the shares on all matters submitted to a vote of our stockholders and the right to receive any dividends or other distributions that we may pay or make on our outstanding shares of common stock. However, under the share lending agreement, the borrower has agreed:

•	to pay to us an amount equal to any cash dividends that we pay on the borrowed shares; and

•	to pay or deliver to us any other distribution, in liquidation or otherwise, that we make on the borrowed shares.

In view of the contractual undertakings of CGML in the share lending agreement, which have the effect of substantially eliminating the economic dilution that otherwise would result from the issuance of the borrowed shares, we believe that under U.S. generally accepted accounting principles currently in effect, the borrowed shares will not be considered outstanding for the purpose of computing and reporting our earnings per share.

The share lending agreement is filed as Exhibit 10.1 to this report, and the description of the material terms of the share lending agreement is qualified in its entirety by reference to such exhibit.

Item 3.02	Unregistered Sales of Equity Securities

On November 15, 2006, we completed the sale of 5,000 shares of our 7.25% Series A Cumulative Convertible Perpetual Preferred Stock for $50.0 million. Each share of our Series A preferred stock is convertible at the holder’s option at any time into 347.2222 shares of our common stock, subject to adjustment, for an aggregate of 1,736,111 shares of our common stock (which is equivalent to an initial conversion price of $28.80 per share). The offer and sale of our Series A preferred stock to the initial purchaser was not registered under the Securities Act of 1933 in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities.

The information set forth in Items 1.01 and 5.03 in this Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On November 15, 2006, we filed the Certificate of Designation of our 7.25% Series A Cumulative Convertible Perpetual Preferred Stock. The following is a brief summary of the terms of our Series A preferred stock:

Dividends
Cumulative annual dividends of $725.00 per share payable quarterly in arrears on February 15, May 15, August 15 and November 15, commencing February 15, 2007 when, as and if declared by the board of directors. Dividends will be paid in cash on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of our Series A preferred stock will accumulate and be cumulative from the date of original issuance. Accumulated dividends on the shares of our Series A preferred stock will not bear any interest.

If we fail to pay, or set apart funds to pay, dividends on the shares of our Series A preferred stock for any quarterly dividend period, then holders of shares of our Series A preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefore, dividends at the rate per annum equal to:

X% + [N * (X%2) * 0.25]
where:
X = the dividend rate in effect at the beginning of such quarterly period; and
N = the number of quarterly dividend periods for which we have failed to pay or to set apart funds to pay dividends on the shares of our Series A preferred stock,

for each subsequent quarterly dividend period until we have paid or provided for the payment of all dividends on the shares of our Series A preferred stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full.

No dividend or other distributions (other than a dividend payable solely in shares of a like or junior ranking) may be paid or set apart for payment upon any parity shares or junior shares, nor may any parity shares or junior shares be redeemed or acquired for any consideration by us (except by conversion into or exchange for shares of a like or junior ranking) unless all accumulated and unpaid dividends have been paid or funds have been set apart on our Series A preferred stock and any parity shares.

To pay dividends, we must pay the dividends out of funds legally available for payment.
Liquidation Preference	$10,000 per share. In addition, upon any liquidation event, we will pay any accumulated and unpaid dividends.
Ranking	Shares of our Series A preferred stock will rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution:

•  senior to all shares of our common stock and to all of our other capital stock issued in the future unless the terms of such capital stock expressly provide that it ranks senior to, or on a parity with, shares of our Series A preferred stock;

• on a parity with all of our other capital stock issued in the future the terms of which expressly provide that it will rank on a parity with the shares of our Series A preferred stock;
• junior to all our existing and future debt obligations;
• junior to all shares of our capital stock issued in the future the terms of which expressly provide that such shares will rank senior to the shares of our Series A preferred stock; and
• effectively junior to all our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.
Redemption	Shares of our Series A preferred stock will not be redeemable by us.
Conversion Rights
Each share of our Series A preferred stock may be converted at any time, at the option of the holder, into 347.2222 shares of our common stock (which is equivalent to an initial conversion price of $28.80 per share of Series A preferred stock) plus cash in lieu of fractional shares. The conversion rate is subject to adjustment upon the occurrence of certain events, but will not be adjusted for accumulated and unpaid dividends. Upon conversion, holders will not receive any cash payment representing accumulated dividends, if any.  Instead, accumulated dividends, if any, will be cancelled.

Notwithstanding the foregoing, no holder of Series A preferred stock will be entitled to receive shares of our common stock upon conversion to the extent, but only to the extent, that such receipt would cause such holder to become, directly or indirectly, a beneficial owner of more than 9.9% of the shares of common stock outstanding at such time.

Mandatory Conversion
On or after November 20, 2009 we may, at our option, cause shares of our Series A preferred stock to be automatically converted into that number of shares of our common stock that are issuable at the then prevailing conversion rate. We may exercise our conversion rights only if the closing price of our common stock exceeds 150% of the then prevailing conversion price for 20 trading days during any consecutive 30 trading day period.

Fundamental Change
If a fundamental change occurs, a holder of Series A preferred stock may require us to purchase all or part of such holder’s shares of our Series A preferred stock at a redemption price equal to 100% of the liquidation preference of the shares of our Series A preferred stock to be repurchased, plus accrued and unpaid dividends to but excluding the repurchase date, if any.

We may, at our option, elect to pay the repurchase price in cash or in shares of our common stock valued at a discount of 5% from the market price of shares of our common stock, or any combination thereof. We have agreed to file a shelf registration statement with the SEC covering resales of any of these shares of common stock issued in lieu of cash payments of the repurchase price.

Conversion in Connection with a Fundamental Change
If a holder of Series A preferred stock elects to convert such holder’s shares of our Series A preferred stock in connection with certain fundamental changes, we will in certain circumstances increase the conversion rate by a number of additional shares of common stock upon conversion. We may in certain circumstances adjust the conversion rate and related conversion obligation so that shares of our Series A preferred stock are converted into shares of the acquiring or surviving company.

Voting Rights	Holders of shares of our Series A preferred stock will have no voting rights unless (1) dividends on any shares of our Series A preferred stock or any other class or series of stock ranking on a parity with the shares of our Series A preferred stock with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (2) we fail to pay the repurchase price, plus accrued and unpaid dividends, if any, on the fundamental change repurchase date for shares of our Series A preferred stock following a fundamental change, then, in each case, the holders of shares of our Series A preferred stock (voting separately as a class with all other series of other preferred stock on parity with our Series A preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two directors in addition to those directors on the board of directors at such time at the next annual meeting of shareholders and each subsequent meeting until the repurchase price or all dividends accumulated on the shares of our Series A preferred stock have been fully paid or set aside for payment. The term of office of all directors elected by the holders of shares of our Series A preferred stock will terminate immediately upon the termination of the right of holders of shares of our Series A preferred stock to vote for directors.

So long as any shares of our Series A preferred stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of our Series A preferred stock outstanding at the time (voting separately as a class with all other series of preferred stock on parity with our Series A preferred stock upon which like voting rights have been conferred and are exercisable) issue or increase the authorized amount of any class or series of shares ranking senior to the outstanding shares of our Series A preferred stock as to dividends or upon liquidation. In addition, we will not, subject to certain conditions, amend, alter or repeal provisions of our certificate of incorporation, including the certificate of designation relating to our Series A preferred stock, whether by merger, consolidation or otherwise, so as to adversely amend, alter or affect any power, preference or special right of the outstanding shares of our Series A preferred stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding shares of our Series A preferred stock.

The certificate of designation of the Series A preferred stock is filed as Exhibit 3.1 to this report, and the description of the material terms of the certificate of designation is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events.

On November 16, 2006, we issued a press release pursuant to Rule 135c of the Securities Act of 1933 announcing that we had completed the offer and sale of $50.0 million of our Series A preferred stock to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

On November 16, 2006, we issued a press release announcing that we had completed the issuance of 1.5 million shares of our common stock in an offering registered under the Securities Act. A copy of the press release is being furnished as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired - None

(b)  Pro Forma Financial Information - None

(c)  Shell Company Transactions - None

(d)  Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 9, 2006, between us and Citigroup Global Markets Inc.
3.1	Certificate of Designation of 7.25% Series A Cumulative Convertible Perpetual Preferred Stock
10.1	Share Lending Agreement, dated November 9, 2006, between us and Citigroup Global Markets Limited, as borrower, through Citigroup Global Markets Inc., as agent for borrower
99.1	Press Release issued on November 16, 2006 pursuant to Rule 135c
99.2	Press Release issued on November 16, 2006 relating to issuance of common stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIS TECHNOLOGIES LTD.

Dated: November 16, 2006	By:	/s/ Howard Weingrow
Name: Howard Weingrow
Title: Deputy Chairman and Chief Operating Officer